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                                                                Exhibit 10.4

                          SPECIAL TERMINATION AGREEMENT

     AGREEMENT dated as of December 23, 1993, as amended and restated as of January 23, 1997, by and among ANDOVER BANCORP, INC., a Delaware corporation (the "Company") and its subsidiary, ANDOVER BANK, a Massachusetts savings bank with its main office in Andover, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter collectively referred to as the "Employers"), and Michael J. Ecker (the "Executive"), an individual presently employed as an officer of the Company and the Bank.

     1. PURPOSE. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Change in Control Terminating Event (as defined in Section 3) or a Merger of Equals Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control or a Merger of Equals (as defined in Section 2), respectively.

     2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any one of the following events:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (b) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

          (c) the shareholders of the Company shall approve (i) any consolidation or merger of the Company or any subsidiary of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the
     Act), directly or indirectly, shares representing in the aggregate a majority of
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     the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, or (iii) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred:

          (A) for purposes of the foregoing clause (a), solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in the preceding clause shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (a); or

          (B) as a result of the occurrence of any of the events enumerated in the foregoing clauses (a), (b) or (c), if after such occurrence, the Incumbent Directors constitute at least one-half of the Board of Directors of the Company or any successor institution and the transaction is designated a merger of equals transaction by the Incumbent Directors prior to the occurrence of such event (a "Merger of Equals").

     3. TERMINATING EVENT. A "Change in Control Terminating Event" shall mean any termination by the Employers or by the Executive of the Executive's employment for any reason. A "Merger of Equals Terminating Event" shall mean any termination by the Employers of the Executive's employment for any reason other than death or for Cause (as defined below). For purposes of this Agreement, the term "Cause" shall mean (i) deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate of either, or (ii) conviction of the Executive of a crime involving moral turpitude.

     4. SEVERANCE PAYMENT. Subject to the provisions of Section 5 below, in the event that a Change in Control Terminating Event occurs within two (2) years after a Change in Control or a Merger of Equals Terminating Event occurs within two (2) years after a Merger of Equals, the Employers shall pay to the Executive an aggregate amount equal to (x) three times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of such termination.

     5. LIMITATION ON BENEFITS.

         (a) It is the intention of the Executive and of the Employers that no payments by the Employers to or for the benefit of the Executive under this Agreement and/or any other agreement or plan pursuant to which the Executive is entitled to receive payments or benefits


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shall be non-deductible to the Employers by reason of the operation of Section
280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employers in the aggregate, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.

          (b) If any dispute between the Employers and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Employers and the Executive, either the Employers or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Employers and the Executive. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall bear the costs of any such determination.

     6. EMPLOYMENT STATUS. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

     7. TERM. This Agreement shall take effect January 23, 1997, and shall terminate upon the termination of employment of the Executive for any reason prior to a Change in Control or a Merger of Equals.

     8. WITHHOLDING. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

     9. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 9. Judgment upon the award rendered by the arbitrators may be entered


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in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be), the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 5(b), except in the event that the Employers and the Executive cannot agree on the selection of the accounting partner described in said section.

     10. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due to the Executive under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).

     11. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Notwithstanding anything to the contrary herein, in no event shall any benefits be paid hereunder if the Executive's employment is terminated (i) due to the removal, suspension or prohibition of the Executive from participating in the conduct of the Employers' affairs by order issued under applicable laws and regulations by a federal or state banking agency having authority over the Employers, or (ii) by reason of the FDIC's appointment as a conservator or receiver of the Bank pursuant to applicable laws and regulations or of the Massachusetts Commissioner of Banks' taking possession of the Bank pursuant to applicable laws and regulations.

     12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     13. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed

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in writing with the Employers or, in the case of the Bank, at its main offices attention of the Clerk or, in the case of the Company, at its main office, attention of the Secretary.

     14. ENTIRE AGREEMENT. This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     15. ELECTION OF REMEDIES. An election by the Executive to resign after a Change in Control or a Merger of Equals under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive and shall be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement the Executive may then have with the Employers, PROVIDED, HOWEVER, that if there is a Change of Control Terminating Event or Merger of Equals Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as the Executive may have under any such employment agreement, but may not elect to receive both.

     16. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of each of the Employers.

     17. ALLOCATION OF OBLIGATIONS BETWEEN EMPLOYERS. The obligations of the Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company and the Employers shall, as between themselves, allocate these obligations in a manner agreed upon by them.

     18. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.


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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, the Bank and the Executive as of the date first above written.

                             ANDOVER BANCORP, INC.


                             By:/s/Gerald T. Mulligan
                                --------------------------------------------
                                Title: President and Chief Executive Officer


                             ANDOVER BANK


                             By:/s/Gerald T. Mulligan
                                --------------------------------------------
                                Title: President and Chief Executive Officer


                                /s/Michael J. Ecker
                             -----------------------------------------------
                             Executive: Michael J. Ecker




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